SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report: October 6, 2017

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Madison Avenue, 5th Floor, New York, N.Y.	10016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act;
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
☐	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into Material Definitive Agreement

Omagine, Inc. (the ”Company”) and Auctus Fund, LLC (“Auctus”), an accredited investor, entered into a convertible promissory note dated October 6, 2017 (the “Auctus Convertible Note” or the “Note”) for the principal amount of $57,750. The Maturity date of the Note is July 6, 2018 and the Note may be prepaid at any time on or before April 6, 2018 with interest at 12% per annum. The Note is convertible into the Company’s Common Stock after 180 days from the Issuance Date at a conversion price equal to the lower of the Trading Price on the latest complete Trading Day prior to the date of this Note and fifty percent of the lowest Trading Price for the Common Stock during the twenty-five consecutive Trading Days ending on the latest compete Trading Day prior to the Conversion Date. The Company received the proceeds of the Note on October 17, 2017.

The foregoing summary of the terms of the transaction do not purport to be complete and is qualified in its entirety by reference to the full text of the Auctus Convertible Note and the Auctus Securities Purchase Agreement attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 8.01 – Other Events

Further to its continuing efforts to maximize clarity and transparency for its shareholders with respect to some inherently complex matters, the Company is providing the following information. As previously disclosed the Company continues to address its chronically recurring cash liquidity issues via sales of Notes such as the Auctus Convertible Note and other notes and equity sales via private placements with accredited investors and/or via the SEDA with YA. The Company uses the proceeds from such debt and equity sales to continue its financial support of its majority owned subsidiary Omagine LLC (“LLC”). As has frequently been the case in the past the Company is presently in a tight cash position because it alone is financially supporting LLC because of CCC’s default and RCA’s delayed payment of its required investment into LLC (See our June 30, 2017 report on Form 10-Q filed with the SEC for further details). As in the past, the Company continues its efforts to raise cash to pay its obligations as they come due, some of which are past due as of the date hereof. The Company is in discussions with a European investment fund and expects to close an equity sale at LLC by the end of November (although no assurance of this can be given until it is actually accomplished). The Company is also in discussions with Royal Court Affairs (RCA) which is the Company’s partner in Omagine LLC in order to induce RCA to invest its overdue $20 million equity investment into LLC. The conclusion of either one or both of these equity investments will result in a substantial payment by LLC to Omagine, Inc. which would resolve the Company’s long-standing cash liquidity issues.

Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company's actual results could differ materially from those set forth or implied in such forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibit Numbers and Description:

Exhibit No.	Description
Exhibit 10.1	Convertible Promissory Note dated October 6, 2017 and issued by Omagine, Inc. in favor of Auctus Fund, LLC.

Exhibit 10.2	Securities Purchase Agreement dated October 6, 2017 by and between Omagine, Inc. in favor of Auctus Fund, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: October 19, 2017	By:	/s/ Frank J. Drohan,
Frank J. Drohan, Chairman of the Board, President and Chief Executive Officer

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